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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 20, 2007 (February 13, 2007)

MARQUEE HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-122636	77-0642885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.01

NCM Transactions

On March 29, 2005, we formed National CineMedia, LLC (“NCM”) with Regal Entertainment Group (“Regal”) to combine our screen advertising business.  On July 15, 2005, Cinemark Holdings, Inc. (“Cinemark”) joined the NCM joint venture by contributing its screen advertising business.  On February 13, 2007, National CineMedia, Inc. (“NCM, Inc.”), a newly formed entity that now serves as the sole manager of NCM, closed its initial public offering, or IPO, of 42,000,000 shares of its common stock at a price of $21.00 per share.  NCM is a cinema screen advertising venture representing approximately 13,000 North American theatre screens (of which approximately 11,000 are equipped with digital projection capabilities) and reaching over 500 million movie guests annually.  As of December 28, 2006, we had a 29% interest in NCM which we accounted for using the equity method.

In connection with the completion of NCM, Inc.’s IPO, on February 13, 2007, we entered into the Third Amended and Restated Limited Liability Company Operating Agreement (the “NCM Operating Agreement”) among American Multi-Cinema, Inc., Regal and Cinemark.  Pursuant to the NCM Operating Agreement, the members are granted a redemption right to exchange common units of NCM for NCM, Inc. shares of common stock on a one-for-one basis, or at the option of NCM, Inc., a cash payment equal to the market price of one share of NCM, Inc.’s common stock.  Upon execution of the NCM Operating Agreement, each existing preferred unit of NCM held by American Multi-Cinema, Inc., Regal and Cinemark was redeemed in exchange for $13.7782 per unit, resulting in the cancellation of each preferred unit.  NCM used the proceeds of a new $725 million term loan facility and $59.8 million of net proceeds from the NCM, Inc. IPO to redeem the outstanding preferred units.  We received approximately $259.3 million in the aggregate for the redemption of all our preferred units in NCM.

In connection with the completion of NCM, Inc.’s IPO, we also entered into an Exhibitor Services Agreement (“ESA”) with NCM on February 13, 2007, whereby in exchange for approximately $231.3 million, we agreed to modify NCM’s payment obligations under the prior Exhibitor Services Agreement.  The ESA provides a term of 30 years for advertising and approximately five year terms (with automatic renewal provisions) for meeting event and digital programming services, and provides NCM with a five year right of first refusal for the services beginning one year prior to the end of the term.  The ESA also changed the basis upon which we are paid by NCM from a percentage of revenues associated with advertising contracts entered into by NCM to a monthly theatre access fee.  The theatre access fee is now composed of a fixed payment per patron and a fixed payment per digital screen, which increases by 8% every five years starting at the end of fiscal 2011 for payments per patron and by 5% annually starting at the end of fiscal 2007 for payments per digital screen.  The theatre access fee paid in the aggregate to American Multi-Cinema, Inc., Regal and Cinemark will not be less than 12 % of NCM’s aggregate advertising revenue, or it will be adjusted upward to meet this minimum payment.  Additionally, we entered into the First Amended and Restated Loews Screen Integration Agreement with NCM on February 13, 2007, pursuant to which we will pay NCM an amount that approximates the EBITDA that NCM would generate if it were able to sell advertising in the Loews theatre chain on an exclusive basis commencing upon the completion of NCM, Inc.’s IPO, and NCM issued to us common membership units in NCM, increasing our ownership interest to approximately 33.7%; such Loews payments will be made quarterly until May 2008 and are expected to approximate $15.3 million. Also, with respect to any on-screen advertising time provided to our beverage concessionaire, we are required to purchase such time from NCM at a negotiated rate.  In addition, we expect to receive mandatory quarterly distributions of excess cash from NCM.  Subsequent to the NCM, Inc. IPO, we held an 18.6% interest in NCM.

We intend to use a portion of the proceeds from the preferred unit redemption and the ESA modification payment described above as well as a portion of the approximately $26.5 million we received by selling common units in NCM to NCM, Inc. in connection with the exercise of the underwriter’s over-allotment option in the NCM, Inc. IPO to redeem our 9½% senior subordinated notes due 2011.  We are still evaluating our use of the remaining proceeds, which may include the repayment of additional indebtedness.  However, we have not yet determined whether we will repay any additional indebtedness, and we may decide to use these proceeds for a purpose other than the repayment of our indebtedness.

Copies of the Exhibitor Services Agreement, the First Amended and Restated Loews Screen Integration Agreement and the Third Amended and Restated Limited Liability Company Operating Agreement are respectively incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3.

Amendment to Senior Secured Credit Facility

On February 14, 2007, AMC Entertainment Inc. (“AMCE”), the guarantors named therein, Citibank, N.A., as Administrative Agent, and the lenders party thereto entered into Amendment No. 1 to its senior secured credit facility.  The purpose of the amendment was, among other things, to amend its restricted payments covenant to permit the repayment of AMCE’s 9½% senior subordinated notes due 2011, as well as other subordinated indebtedness.

A copy of the Amendment No. 1 to the Credit Agreement is incorporated by reference herein as Exhibit 10.4.

Item 9.01   Financial Statements and Exhibits.

(b) Pro forma financial information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        We derived the following unaudited pro forma condensed consolidated financial information by applying pro forma adjustments attributable to the Merger Transactions (as defined below) and the NCM Transactions (as defined below) to the historical consolidated financial statements of Marquee Holding Inc. ("Holdings") and LCE Holdings, Inc. ("LCE Holdings") included in this Form 8-K. The unaudited pro forma condensed consolidated statements of operations data for the 39 weeks ended December 28, 2006 and the 52 weeks ended March 30, 2006 give effect to the Merger Transactions and the NCM Transactions as if they had each occurred on April 1, 2005. The unaudited pro forma condensed consolidated balance sheet data gives effect to the NCM Transaction as if it had occurred on December 28, 2006.

        The Merger Transactions:    In January 2006, Holdings merged with LCE Holdings, the parent of Loews, with Holdings continuing as the holding company for the merged businesses, and Loews merged with and into AMC Entertainment, with AMC Entertainment continuing after the merger. Operating results of the acquired theatres are included in our consolidated statements of operations from January 26, 2006.

        Concurrently with the closing of the Mergers, we entered into the following financing transactions: (1) our new senior secured credit facility, consisting of a $650.0 million term loan facility and a $200.0 million revolving credit facility; (2) the issuance by AMCE of $325.0 million in aggregate principal amount of 11% senior subordinated notes due 2016; (3) the termination of AMC Entertainment's existing senior secured credit facility, under which no amounts were outstanding, and the repayment of all outstanding amounts under Loews' existing senior secured credit facility and the termination of all commitments thereunder; and (4) the completion of the tender offer and consent solicitation for all $315.0 million aggregate principal amount of Loews' 9.0% senior subordinated notes due 2014.

        We refer collectively to the Mergers, the consummation of the financing transactions described above and certain related divestitures as the "Merger Transactions."

        The NCM Transactions:    NCM is a cinema screen advertising venture representing approximately 13,000 North American theatre screens (of which approximately 11,000 are equipped with digital projection capabilities) and reaching over 500 million movie guests annually. NCM is jointly owned by Holdings, Cinemark and Regal. In March 2005, we contributed our cinema screen advertising business to NCM. As of December 28, 2006, we had a 29% interest in NCM which we accounted for using the equity method. On February 13, 2007, NCM, Inc., a newly formed entity that now serves as the sole manager of NCM, completed its initial public offering ("IPO") of 42,000,000 shares of common stock at a price of $21.00 per share. Net proceeds from NCM, Inc.'s IPO were used to acquire newly issued equity interests from NCM, and NCM distributed the net proceeds to us, Cinemark and Regal on a pro rata basis in connection with modifying payment obligations for extended access to our theatres pursuant to the Exhibitor Services Agreement with NCM. We also sold common units in NCM to NCM, Inc. in connection with the exercise of the underwriters' over-allotment option in the NCM, Inc. IPO. In connection with the completion of NCM, Inc.'s IPO, NCM also borrowed $725 million under a new senior credit facility, which was used to redeem preferred units held by each of us, Cinemark and Regal on a pro rata basis pursuant to a recapitalization of NCM that was completed prior to the closing of NCM, Inc.'s IPO. We received net proceeds from NCM Inc.'s IPO, the sale of common units in connection with the exercise of the underwriters' over-allotment option and the redemption of our preferred units of approximately $517.1 million. We intend to use the proceeds from these transactions, together with cash on hand, to redeem our 9 1/2% senior subordinated notes due 2011. We are still evaluating our use of the remaining proceeds from these transactions, which may include the repayment of certain of our other indebtedness. However, we have not yet determined which of our other indebtedness we may repay, and we may decide to use these proceeds for a purpose other than the repayment of our indebtedness.

        In connection with the completion of NCM, Inc.'s IPO, we amended and restated our existing services agreement with NCM whereby in exchange for our pro rata share of the proceeds from NCM, Inc.'s IPO and redemption of our preferred units, we agreed to a modification of NCM's payment obligation under the prior agreement. The modification extended the term of the agreement to 30 years, provided NCM with a five year right of first refusal for the services beginning one year prior to the end of the term and changed the basis upon which we are paid by NCM from a percentage of revenues associated with advertising contracts entered into by NCM to a monthly theatre access fee. The theatre access fee is composed of a fixed payment per patron and a fixed payment per digital screen, which increases by 8% every five years starting at the end of fiscal 2011 for payments per patron and by 5% annually starting at the end of fiscal 2007 for payments per digital screen. Additionally, we entered into the Loews Screen Integration Agreement with NCM pursuant to which we will pay NCM an amount that approximates the EBITDA that NCM would generate if it were able to sell advertising in the Loews theatre chain on an exclusive basis commencing upon the completion of NCM, Inc.'s IPO, and NCM issued to us common membership units in NCM, increasing our ownership interest to approximately 33.7%; such Loews payments will be made quarterly until May 2008 and are expected to approximate $15.3 million. Also, with respect to any on-screen advertising time provided to our beverage concessionaire, we are required to purchase such time from NCM at a negotiated rate. In addition, we expect to receive mandatory quarterly distributions of excess cash from NCM. Subsequent to the NCM, Inc. IPO, we hold an 18.6% interest in NCM. We refer to the NCM, Inc. IPO and the debt transactions in this Form 8-K as the "NCM Transactions."

        Yelmo Disposition:    On December 15, 2006, we sold our equity method investment in Yelmo for $52.1 million. The sale of our investment in Yelmo has triggered discontinued operations classification for our previous sale of theatres in Spain and Portugal as we no longer have continuing involvement in this region. We have reclassified the results of operations for the Spain and Portugal theaters from continuing operations and have removed losses recorded related to our investment in Yelmo in our unaudited pro forma condensed consolidated financial information included elsewhere in this Form 8-K as it sold in December 2006.

        The unaudited pro forma condensed consolidated financial information is for illustrative and informational purpose only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in the unaudited pro forma condensed consolidated financial statements and the consolidated financial statements and accompanying notes for Holdings appearing in our Form 10-K filed on June 28, 2006 and in our Form 10-Q filed on February 14, 2007.

MARQUEE HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 28, 2006
(dollars in thousands)

	As of December 28, 2006
	Holdings Historical	NCM Pro Forma Adjustments		Holdings Pro Forma for NCM Transactions
Assets
Cash and equivalents	$470,448	$231,308 179,556 106,261 (212,811 (8,241	(1) (1) (1) )(1) )(1)	$766,521
Current assets	117,279	—		117,279
Property, net	1,324,427	—		1,324,427
Intangible assets, net	244,943	—		244,943
Goodwill	2,089,730	(33,500	)(7)	2,056,230
Equity investment-NCM	32,775	15,300 131,481 (179,556	(2) (3) )(4)	—
Other long-term assets	112,243	—		112,243

Total assets	$4,391,845	$229,798		$4,621,643

Liabilities and Stockholders' Equity
Current liabilities	$467,280	$15,300 33,900 (8,241)	(2) (7) (1)	$508,239
Current maturities	21,433	—		21,433
Corporate borrowings:
12% Senior Discount Notes due 2014	223,812	—		223,812
9 1/2% Senior Subordinated Notes due 2011	217,456	(217,456	)(1)(6)	—
9 7/8% Senior Subordinated Notes due 2012	186,489	—		186,489
8% Senior Subordinated Notes due 2014	298,742	—		298,742
11% Senior Subordinated Notes due 2016	325,000	—		325,000
9% Senior Subordinated Notes due 2016	—			—
8 5/8% Senior Fixed Rate Notes	250,000	—		250,000
Senior Floating Rate Notes due 2010	205,000	—		205,000
Senior Secured Term Loan Facility due 2012	638,625	—		638,625
Grupo Cinemex Term Loan	104,774	—		104,774
Capital and financing lease obligations	50,664	—		50,664
Other long-term liabilities	408,840	231,308	(5)	640,148

Total liabilities	3,398,115	54,811		3,452,926
Stockholders' Equity
Common Stock	14	—		14
Additional paid-in capital	1,313,084	—		1,313,084
Accumulated other comprehensive loss	(13,453)	—		(13,453)
Accumulated deficit	(305,915)	131,481 106,261 (33,500 4,645 (33,900	(6) (6) )(6) (6) )(6)	(130,928)

Stockholders' equity (deficit)	993,730	174,987		1,168,717

Total liabilities and Stockholders' Equity	$4,391,845	$229,798		$4,621,643

See Notes to Condensed Pro Forma Financial Statements

MARQUEE HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THIRTY-NINE WEEKS ENDED DECEMBER 28, 2006
(dollars in thousands)

	Thirty-nine weeks ended December 28, 2006
	Holdings Thirty-nine Weeks Ended December 28, 2006 Historical	Holdings/ LCE Holdings Merger Pro Forma Adjustments		NCM Pro Forma Adjustments		Holdings Pro Forma for LCE Holdings & NCM Transactions	Yelmo Pro Forma Adjustments		Holdings Pro Forma For LCE Holdings Merger, NCM and Yelmo Transactions
Admissions	$1,257,986	$(10,792	)(9)	$—		$1,247,194	$—		$1,247,194
Concessions	520,464	(3,509	)(9)	—		516,955	—		516,955
Other	95,291	(767	)(9)	(21,947	)(14)	72,577	—		72,577

Total revenues	1,873,741	(15,068)	(9)	(21,947)		1,836,726	—		1,836,726
Cost of operations	1,182,050	(9,929	)(9)	12,020	(15)	1,184,141	—		1,184,141
Rent	334,416	(3,499	)(9)	—		330,917	—		330,917
General and administrative:
M&A Costs	9,363	—		—		9,363	—		9,363
Management fee	3,750	—		—		3,750	—		3,750
Other	35,996	—		—		35,996	—		35,996
Preopening expense	6,827	—		—		6,827	—		6,827
Theatre and other closure expense	8,321	—		—		8,321	—		8,321
Restructuring charge	—	—		—		—	—		—
Depreciation and amortization	192,687	—		—		192,687	—		192,687
Disposition of assets and other (gains)/losses	(11,184)	—		—		(11,184)	—		(11,184)

Total costs and expenses	1,762,226	(13,428)		12,020		1,760,818	—		1,760,818
Other expense	(9,401)	—		—		(9,401)	—		(9,401)
Interest expense	174,517	— —		(15,110 682	)(17) (17)	160,089	—		160,089 —
Investment expense (income)	(6,600)	—		—		(6,600)	783	(16)	(5,817)

Total other expense	158,516	—		(14,428)		144,088	783		144,871

Earnings (loss) from continuing operations before income taxes	(47,001)	(1,640)		(19,539)		(68,180)	(783)		(68,963)
Income tax provision (benefit)	700	—		—		700	—		700

Loss from continuing operations	$(47,701)	$(1,640)		$(19,539)		$(68,880)	$(783)		$(69,663)

See Notes to Condensed Pro Forma Financial Statements

MARQUEE HOLDINGS INC.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FIFTY-TWO WEEKS ENDED MARCH 30, 2006
(dollars in thousands)

	Fifty-two weeks ended March 30, 2006
	Holdings Fifty-two Weeks Ended March 30, 2006 Historical	LCE Holdings for the Three Months Ended June 30, 2005 Historical	LCE Holdings for the Three Months Ended September 30, 2005 Historical	LCE Holdings for the Three Months Ended December 31, 2005 Historical	LCE Holdings for the One Month Ended January 25, 2006 Historical	LCE Holdings Conforming Reclassification		LCE Holdings for the Ten Months Ended March 30, 2006 Pro Forma	Holdings/ LCE Holdings Merger Pro Forma Adjustments		Holdings Pro Forma for LCE Holdings	NCM Pro Forma Adjustments		Holdings Pro Forma for LCE Holdings & NCM Transactions	Yelmo Pro Forma Adjustments		Holdings Pro Forma For LCE Holdings Merger, NCM & Yelmo Transactions
	(Successor)	(Successor)	(Successor)	(Successor)	(Successor)
Admissions	$1,169,226	$143,736	$148,161	$152,849	$41,509	$—		$486,255	$(35,877	)(9)	$1,619,604	$—		$1,619,604	$(31,192	)(16)	$1,588,412
Concessions	466,679	61,467	61,635	64,586	17,046			204,734	(11,889	)(9)	659,524	—		659,524	(10,651	)(16)	648,873
Other	94,545	10,816	12,293	16,673	2,207			41,989	(2,939	)(9)	133,595	(27,470	)(14)	106,125	(1,729	)(16)	104,396

Total revenues	1,730,450	216,019	222,089	234,108	60,762	—		732,978	(50,705	)(9)	2,412,723	(27,470)		2,385,253	(43,572)		2,341,681
Cost of operations	1,125,369	172,588	173,868	175,362	42,942	(105,162	)(8)	459,598	(32,528	)(9)	1,552,439	15,405	(15)	1,567,844	(27,913	)(16)	1,539,931
Rent	341,301	—	—	—	11,591	98,931	(8)	110,522	(9,151 (1,810	)(9) )(10)	440,862	—		440,862	(11,423	)(16)	429,439
General and administrative:
M&A Costs	12,523	—	—	—	523	5,013	(8)	5,536	—		18,059	—		18,059	—		18,059
Management fee	2,000	—	—	—	333	2,997	(8)	3,330	(330	)(10)	5,000	—		5,000	—		5,000
Other	38,308	14,144	13,440	14,105	4,998	(8,010	)(8)	38,677	—		76,985	—		76,985	(171	)(16)	76,814
Preopening expense	6,607	—	—	—	165	3,863	(8)	4,028	—		10,635	—		10,635	—		10,635
Theatre and other closure expense	601	—	—	—	—	—		—	—		601	—		601	—		601
Restructuring charge	3,980	—	—	—	—	—		—	—		3,980	—		3,980	—		3,980
Depreciation and amortization	168,821	27,412	29,799	29,947	9,457	2,368	(8)	98,983	(3,957 3,691	)(9) (10)	267,538	—		267,538	(4,774	)(16)	262,764
Impairment of long-lived assets	11,974							—			11,974			11,974			11,974
Disposition of assets and other (gains)/losses	(997)	199	960	(325)	(1,137)			(303)	—		(1,300)	—		(1,300)	—		(1,300)

Total costs and expenses	1,710,487	214,343	218,067	219,089	68,872	—		720,371	(44,085)		2,386,773	15,405		2,402,178	(44,281)		2,357,897
Other expense	(11,712)	—	—	—	—	—		—	—		(11,712)	—		(11,712)	—		(11,712)
Interest expense	144,988	20,692	20,723	21,598	6,316	—		69,329	70,200	(11)	228,518	(20,161	)(17)	209,199	(1,878	)(16)	207,321
									2,187	(11)		842	(17)		—
									(54,594	)(11)		—		—	—		—
									(3,592	)(11)		—		—	—		—
Investment expense (income)	4,393	543	(2,482)	(20,115)	(92)	—		(22,146)	22,880	(12)	5,127	—		5,127	(667	)(16)	4,460

Total other expense	137,669	21,235	18,241	1,483	6,224	—		47,183	37,081		221,933	(19,319)		202,614	(2,545)		200,069

Earnings (loss) from continuing operations before income taxes	(117,706)	(19,559)	(14,219)	13,536	(14,334)	—		(34,576)	(43,701)		(195,983)	(23,556)		(219,539)	3,254		(216,285)
Income tax provision (benefit)	72,100	(629)	1,645	6,645	—	—		7,661	(69,706	)(13)	10,055	—		10,055	(300	)(16)	9,755

Loss from continuing operations	$(189,806)	$(18,930)	$(15,864)	$6,891	$(14,334)	$—		$(42,237)	$26,005		$(206,038)	$(23,556)		$(229,594)	$3,554		$(226,040)

Loss per share from continuing operations
Weighted Average Shares Outstanding

See Notes to Condensed Pro Forma Financial Statements

MARQUEE HOLDINGS INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

(1)
Reflects the cash sources and uses of funds in connection with the NCM Transactions as summarized below.

Sources of Funds	Amount		Uses of Funds	Amount
	(thousands of dollars)			(thousands of dollars)
Cash from Existing Service Agreement "ESA" Modification Payment	$231,308		Available cash	$296,073
Cash from redemption of common and preferred units	285,817	**	Redeem 9 1/2% Senior Subordinated Notes due 2011 ("Notes due 2011")	212,811
			Interest on Notes due 2011	8,241

Total sources***	$517,125		Total uses	$517,125	*

  *
  We are still evaluating our use of proceeds from these transactions, which may include the repayment of certain of our other indebtedness. However, we have not yet determined which of our indebtedness we may repay, and we may decide to use these proceeds for a purpose other than the repayment of our indebtedness.

  **
  This amount has been separated into two components of $179,556 and $106,261 on the pro forma condensed consolidated balance sheet so that each adjustment on the pro forma condensed consolidated balance sheet is individually self-balancing. The adjustment for $179,556 as illustrated in Note (6) represents cash distributions from NCM applied to the investment balance to reduce it to $0 as discussed in Note (4). The adjustment for $106,261 represents distributions in excess of the investment balance which are recorded as equity in earnings as illustrated in Note (6).

  ***
  On February 13, 2007, we received our proportionate share of 33.7% of distributions from NCM from their net proceeds of $824.6 million related to newly issued common membership units and from their net proceeds of $709.8 million related to their borrowing of $725.0 million under their new senior credit facility. The amount that we received for modifying our ESA agreement was 33.7% of the total payment made by NCM to AMC, Cinemark and Regal which was $686.3 million in the aggregate.

(2)
Reflects the estimated payments due to NCM, Inc. in connection with the Loews screen integration agreement and acquisition of additional common units of NCM, Inc. On January 26, 2006, we completed the acquisition of Loews. Loews has a pre-existing contract with another cinema advertising provider through May 31, 2008. Therefore the Loews screens will become part of NCM's national theatre network on an exclusive basis beginning on May 31, 2008, subject to the run-out of certain pre-existing contractual obligations for on-screen advertising existing on June 1, 2008. In accordance with a Loews screen integration agreement between NCM and us, we will pay NCM an amount that approximates the EBITDA NCM would have generated if they were able to sell advertising in the Loews theatre chain on an exclusive basis. Effective January 5, 2007, NCM re-allocated the common membership units in NCM among the founding members to reflect the contribution of the Loews screens and the payments to be made by us pursuant to the terms of the Loews screen integration agreement. The number of common membership units allocated to us in connection with the Loews screen integration agreement was 2,435,306 units (pursuant to a 44,291-to-1 split of NCM's membership units) and was calculated by multiplying the total number of NCM common membership units outstanding by a ratio of theatre screens and patrons at Loews theatres compared to the total number of theatre screens and patrons at all founding members' theatres. Our ownership of NCM increased from 29% to 33.7% as a result of the Loews screen integration agreement. These Loews payments will be made on a quarterly basis in arrears through May 31, 2008 and for accounting purposes will be capitalized in our investment in NCM and will not be reflected in our statements of operations as the payments related to the acquisition of additional ownership units. We have estimated the amounts that we will pay to NCM on a quarterly basis from December 28, 2006 to May 31, 2008 will be $15.3 million. This is also the amount we expect to pay for the additional common units. The amount payable is included in our investment in NCM and as a payable (we owe it to NCM) which has the effect of reducing our change of interest gain in Note (6).

(3)
Represents the change of interest gain as a result of NCM, Inc.'s acquisition of common units in NCM as follows:

Calculation of change of interest
Increase in investor's share of investee net assets:
Capital account after NCM Inc. IPO:	$828,314	(a)
	18.6	%(b)

			$154,231	(c)
Capital account before NCM Inc. IPO:	$3,666	(d)
	33.70	%(e)

			1,236	(f)

Increase in investor's share of investee net assets:			$152,995	(g)

Less pro rata write-off of unamortized difference between investor cost and investor equity in investee net assets:
			$(21,514	)(h)

Change of interest gain pursuant to SAB Topic 5H			$131,481	(i)

  (a)
  Represents the investee's reported net assets as of December 28, 2006 of $3.7 million plus the net proceeds from newly issued common membership units of $824.6 million as discussed in Note (1).

  (b)
  Represents our ownership in the investee subsequent to the IPO.

  (c)
  Represents the product of (a) times (b) of our share of the investee's net assets.

  (d)
  Represents the reported net assets of the investee as of December 28, 2006.

  (e)
  Represents our ownership percentage in the investee following entry into the Loews screen integration agreement as discussed in Note (2).

  (f)
  Represents the product of (d) times (e) of our share of the investee's net assets prior to the IPO and subsequent to the entry into the Loews screen integration agreement as discussed in Note (2).

  (g)
  Represents (c) minus (f) or the increase in our share of the investee's net assets.

  (h)
  Represents the proportional write off of our recorded investment in the investee following the Loews screen integration agreement of $48.1 million. Our investment was $32.8 million on December 28, 2006 and increased by $15.3 million as a result of entry into the Loews screen integration agreement as illustrated in Note (6). Because our ownership in the investee declined from 33.7% to 18.6% or by 44.8%, we have proportionally written off our investment of $48.1 million by 44.8% or $21.5 million.

  (i)
  Represents the resultant change of interest gain pursuant to SAB Topic 5H.

(4)
Represents write down to $0 of the equity investment in NCM upon redemption by NCM of the preferred units. We expect to suspend applying the equity method when the investment (and net advances) is reduced to zero and will not provide for any additional losses as we have not guaranteed obligations of NCM and we are not otherwise committed to provide further financial support for NCM. Furthermore, we will not recognize any undistributed equity earnings or losses until we restore our investment balance. Our ownership in NCM was 33.7% prior to the NCM, Inc. IPO and declined to 18.6% subsequent to the NCM, Inc. IPO. We continue to account for our investment in NCM following the equity method of accounting subsequent to the NCM, Inc. IPO. As illustrated in Note (6) we have reflected certain of the proceeds, $179,556, from Note (1) as distributions which reduce our investment to $0.

(5)
Represents the estimated fair value of the ESA modification payment which has been recorded as deferred revenue and will be amortized to advertising revenue over 30 years (the term of the agreement) following the units of revenue method. The exhibitor services agreement to be entered into in connection with the completion of the NCM, Inc. IPO will govern the terms by which NCM provides advertising services, meeting events and digital programming events in the founding members' theatres using the digital content network. Each founding member is party to a separate exhibitor services agreement with NCM. The terms of each founding member's exhibitor services agreement are substantially the same.

  Agreement in Effect Before the Reorganization. Each of the founding members is party to an agreement with NCM dated as of July 15, 2005, which governs the provision of advertising, meetings and digital programming events by NCM. In the case of AMC and Regal, these agreements were amended and restated to reflect Cinemark's new participation as a founding member. In connection with the completion of the NCM, Inc. IPO, NCM entered into amended and restated agreements with each founding member.

  We have estimated the fair value of the ESA payment as the NPV of the difference between ESA fees under the new agreement and ESA fees at fair value which represents a 30% theatre rental fee of NCM advertising revenue (based upon a valuation performed by the Company with the assistance of third party specialists), which would be $686.3 million. AMC's share of this amount is estimated to be $231.3 million based on its ownership percentage of 33.7% and the $686.3 million amount based upon a valuation performed by the Company with the assistance of a third party specialist.

(6)
Pro forma adjustments have been made to stockholders' equity for these income statement items that are not expected to have continuing impact as follows in connection with the NCM Transactions:

Change of interest gain on NCM	$131,481
Distributions in excess of equity investment in NCM*	106,261
Tax provision recognized on NCM Transaction where the offsetting benefit is recorded in goodwill. See Note (7)	(33,500)
Write off of premium on Notes due 2011	4,645
Estimated current federal and state tax due on NCM Transactions	(33,900)

$174,987

*    Computed as follows:

	Investment in NCM	Deferred Revenue	Cash	Estimated Due To NCM	Equity Earnings (Gain)
Beginning balance 12/28/06	$32,775	$—	$—	$—	$—
Loews Screen Integration Agreement	15,300	—	—	(15,300)	—
Change of interest gain pursuant to SAB Topic 5H	131,481	—	—	—	(131,481)
ESA Payment	—	(231,308)	231,308	—	—
Preferred and common unit redemption	(179,556)	—	285,817	—	(106,261)

Pro forma balance 12/28/06	$—	$(231,308)	$517,125	$(15,300)	$(237,742)

(7)
Holdings expects that the proceeds we receive from the ESA modification payment along with a portion of the proceeds from redemption of the preferred units will be treated as capital gain. Holdings expects that the majority of the proceeds from redemption of the preferred units will be deferred from taxable income until such time as its equity interest is sold or the NCM term loan facility used to finance the redemption of the preferred units is retired. The following table summarizes the estimated pro forma current tax payable expected from the NCM Transactions. Holdings expects that the NCM Transactions will allow it to realize certain tax attributes which have previously been recorded net of a 100% valuation allowance some of which were established in connection with purchase accounting and recorded as goodwill and some of which were established through charges to income tax expense:

	Ordinary Income Tax	Capital Gain Tax
Contract Buydown(a)	$97,500	$
Deemed sale of interest(b)			54,300
Capital Loss Carryforward(c)			(16,200)
Net Operating Loss Carryforwards(c)(d)	(63,600)		(38,100)

Federal and state taxes payable	$33,900		$—

  (a)
  Estimated to be ESA payment of $231,308 times the expected effective tax rate of 42%.

  (b)
  Estimated to be proceeds from redemption of preferred units of $285,817 times the ownership percentage decrease of 44.8% (33.7% pre NCM, Inc. IPO to 18.6% post NCM, Inc. IPO) times the expected effective tax rate of 42%. The decrease in our ownership percentage of 44.8% reflects a decline of 15.1% from 33.7% to 18.6% divided by our original 33.7% ownership percentage.

  (c)
  Estimated to be available capital loss carryforwards of $40,411 times the expected effective tax rate of 40%. We have reduced goodwill by $15,000 for certain of those tax attributes that were recorded net of a 100% valuation allowance in connection with purchase accounting.

  (d)
  Estimated to be available net operating loss carryforwards of $254,244 times the expected effective tax rate of 40%. We have reduced goodwill by $18,500 for certain of those tax attributes that were recorded net of a 100% valuation allowance in connection with purchase accounting.

  Purchase Price Allocation—Merger Transactions

  The merger of Holdings and LCE Holdings is being treated as a purchase with Holdings as the accounting acquirer in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations." The following is a summary of the allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the merger of Holdings and LCE Holdings as of December 28, 2006. Our allocations of purchase price were based on management's judgment after evaluating several factors, including actuarial estimates for pension liabilities, market prices of our indebtedness, bid prices from potential buyers and a valuation assessment prepared by a valuation specialist.

Amounts
(thousands of dollars)
Cash and cash equivalents	$142,512
Current assets	41,802
Property, net	726,993
Intangible assets, net	107,269
Goodwill	819,908
Other long term assets	73,902
Current liabilities	(180,918)
Corporate borrowings	(1,054,192)
Capital and financing lease obligations	(32,524)
Other long-term liabilities	(107,581)

Total estimated purchase price	$537,171

  Our allocation of purchase price consisted primarily of:

  (a)
  a write up of property, net of $29.3 million to reflect estimated fair value comprised of furniture, fixtures and equipment write ups of $14.7 million, real estate write ups of $11.1 million and leasehold improvement write ups of $3.5 million;

  (b)
  a write down of intangible assets, net of $40 million comprised principally of write downs of the Loews trademark/tradename of $83.1 million, write downs of the Cinemex tradename of $2.3 million, write downs of theatre management contracts of $0.4 million offset by write ups for advertising contracts of $29.4 million and favorable leases of $16.4 million;

  (c)
  a write down of other long-term assets of $28.2 million comprised of write downs of deferred charges on corporate borrowings of $28.2 million, a full valuation allowance on deferred tax assets in Mexican tax jurisdictions of $9.3 million, write downs of software and other long-term assets of $3.4 million offset by write ups of joint ventures of $12.7 million;

  (d)
  a write-up of current liabilities of $25.2 million which primarily reflects the expected costs under a plan to involuntarily terminate or relocate approximately 230 employees of Loews in connection with the Merger Transactions of $25.8 million offset by net write downs of $0.6 million for other current liabilities;

  (e)
  a net write up in corporate borrowings of $3.9 million to reflect the consent payment in respect of Loews' 9.0% senior subordinated notes due 2014;

  (f)
  a net write up of capital and financing lease obligations of $1.4 million as a result of remeasuring the capital lease obligations at Holdings' incremental borrowing rate and recording previously unrecorded financing lease obligations; and

  (g)
  a write up of long-term liabilities of $9.3 million comprised primarily of write ups for unfavorable leases of $20.6 million offset by a write off of deferred rent of $11.7 million and other net write ups of $0.4 million.

(8)
Reflects reclassifications to conform LCE Holdings' presentation to Holdings' presentation. LCE Holdings classified certain expense items within line items in its historical financial statements differently than Holdings. We have reclassified rent expense from "Cost of Operations" to "Rent," have reclassified theatre and other closure expense from "Cost of Operation" to "Theatre and Other Closure Expense," have reclassified depreciation and amortization from "Cost of Operations" to "Depreciation and Amortization," have reclassified merger and acquisition costs from "General and Administrative: Other" to "M&A Costs" and have reclassified management fees from "General and Administrative: Other" to "Management Fee" to conform LCE Holdings' historical presentation to Holdings' historical presentation.

(9)
Exclusion of revenues and expenses and disposition of assets and liabilities for theatres disposed of in connection with the approval of the Mergers by the U.S. Department of Justice:

	Holdings
	39 Weeks Ended December 28, 2006	52 Weeks Ended March 30, 2006
Revenues	$(15,068)	$(50,705)
Cost of Operations	(9,929)	(32,528)
Rent	(3,499)	(9,151)
Depreciation and amortization	—	(3,957)
(10)
Pro forma adjustments are made to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for Loews purchase accounting to reflect the following:

	Holdings
	52 Weeks Ended March 30, 2006	Estimated Useful Life	Balance Sheet Classification
Depreciation and Amortization:
FF&E and leasehold improvements(a)	$(2,042)	5 to 15 years	Property, net
Favorable leases	1,208	11 years	Intangibles, net
Advertising contract	4,142	6 years	Intangibles, net
Loews Trademark(b)	383	5 years	Intangibles, net
Goodwill	—	Indefinite	Goodwill

	$3,691

Rent:
Unfavorable leases	$(1,810)	9 years	Other long-term liability
Management Fee:
Amended and Restated Fee Agreement(c)	$(330)
  (a)
  We recorded net write ups of FF&E and leasehold improvements of $14.7 million and $3.5 million, respectively. The increase to the historical book values for Loews do not correspond to an increase in depreciation expense as estimated useful lives were also revised on an asset by assets basis.

  (b)
  The Loews trademark was adjusted to a fair value of $2,300,000 to be amortized over a five year estimated useful life. LCE Holdings did not amortize the Loews trademark or the Cinemex trade name which they had determined were indefinite life assets. The Company has determined that the Cinemex trade name has an indefinite life as there are no plans to re-brand the theatres in Mexico.

  (c)
  The management fee adjustments were determined as the amount necessary to adjust to the new annual fee of $5.0 million.

(11)
Reflects change in interest expense for debt issued in connection with the Merger Transactions:

Holdings
52 Weeks Ended March 30, 2006
(thousands of dollars)
Interest Expense:
Debt issued in connection with the Mergers ($650.0 million term loan of new senior secured credit facility and $325.0 million 11% senior subordinated notes due 2016)	$70,200
Amortization Expense:
Term Loan of new senior secured credit facility	$1,419
New senior subordinated debt	768

$2,187

  Amortization expense is determined using the capitalized costs of the newly issued debt over the term of the debt calculated on a straight line basis. We incurred $12.0 million of capitalized debt costs for the term loan of new senior secured credit facility which are amortized over 7 years and $9.3 million on the new senior subordinated debt which is amortized over 10 years.

  Interest rates above used in the computation of pro forma interest expense are subject to change. For the computation of the initial interest rate on the new senior secured term loan facility, we have utilized a one-month LIBOR rate, as of February 15, 2007, of 5.32%. In the event the interest rate on the new senior secured term loan facility notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $812 thousand accordingly.

LCE Holdings
52 Weeks Ended March 30, 2006
(thousands of dollars)
Interest Expense:
$650.0 million 5.60% Term loan of existing Loews senior secured credit facility	$(30,896)
Loews' $315.0 million 9.0% senior subordinated notes due 2014	(23,698)

$(54,594)

Amortization Expense:
Term loan of existing Loews senior secured facility	$(2,354)
Loews' 9.0% senior subordinated notes due 2014	(1,238)

$(3,592)

  Adjustments for amortization expense relate to the actual historical amounts recorded for the issuances that were paid.

(12)
Reflects the removal of Loews' share of the equity earnings of its South Korea joint venture, Megabox, as a result of the sale of its equity investment in that joint venture (these amounts are not expected to have continuing impact on a pro forma basis):

LCE Holdings
52 Weeks Ended March 30, 2006
(thousands of dollars)
Remove gain on sale from South Korean joint venture (Megabox)	$18,761
Remove equity in earnings from South Korean joint venture (Megabox)	4,119

$22,880

(13)
Represents the reversal of a charge included in our historical results of operations as a result of the Merger Transactions which will not have a continuing impact. As of March 30, 2006, management believed it was more likely than not that net deferred tax assets related to tax net operating loss carryforwards and certain deferred tax assets of foreign subsidiaries would not be realized due to uncertainties as to the timing and amounts of future taxable income as a result of the Merger Transactions. The Successor recorded a full valuation allowance against its net deferred tax assets in the U.S. and certain foreign jurisdictions of $439,460,000 as of March 30, 2006.

(14)
Represents the change in circuit share payments from NCM pursuant to the exhibitor services agreements entered into in connection with the completion of the NCM, Inc. IPO. Under the terms of our prior contracts with our founding members, the circuit share payments were based on varying percentages of advertising revenue (65% to 68%). Under the modified exhibitor services agreements, the theatre access fee payments will initially be based on $0.07 per attendee and $800 per year per digital screen. The pro forma adjustment was computed on the basis of the pro forma levels of our attendance (142.5 million for the 52 weeks ended March 30, 2006 and 112.0 million for the thirty-nine weeks ended December 28, 2006 respectively) and average numbers of our digital screens (2,663 for the 52 weeks ended March 30, 2006 and for the thirty-nine weeks ended December 28, 2006).

  The following table identifies the components of the adjustments to revenues:

	Holdings
	39 Weeks Ended December 28, 2006	52 Weeks Ended March 30, 2006
Revenues under old ESA	$(32,869)	$(41,560)
Revenues under new ESA	9,435	12,107
Deferred revenue amortizations (see Note 5)	1,487	1,983

Total	$(21,947)	$(27,470)

(15)
Represents the pro forma effect of the cost to us from the purchase of additional theatre advertising inventory, in accordance with the exhibitor services agreements entered into in connection with the completion of the NCM, Inc. IPO in order for us to fulfill our beverage concessionaire agreement on-screen advertising commitments. Inventory used to fulfill advertising commitments under our beverage concessionaire agreements had been retained by us under our prior contractual agreements with NCM, will be made available to NCM under the exhibitor services agreement. This inventory will be sold to us at a 30 second CPM equivalent, as set forth in the exhibitor services agreements, for the 90 seconds used, and the pro forma adjustment is computed by multiplying our historical attendance by such CPM equivalent.

(16)
The sale of our investment in Yelmo has triggered discontinued operations classification for our previous sale of theatres in Spain and Portugal. We have reclassified the results of operations for the Spain and Portugal theatres from continuing operations for the fifty-two weeks ended March 30, 2006 and have removed losses recorded related to our investment in Yelmo for the thirty-nine weeks ended December 28, 2006, and the fifty-two weeks ended March 30, 2006. The results of operations for the Spain and Portugal theatres were removed from continuing operations in the Form 10-Q filed on February 14, 2007, and are reflected in the historical results for the thirty-nine weeks ended December 28, 2006.

(17)
Reflects change in interest expense for redemption of 9 1/2% Senior Subordinated Notes due 2011:

	Holdings
	39 Weeks Ended December 28, 2006	52 Weeks Ended March 30, 2006
	(thousands of dollars)
Cash interest expense	$(15,110)	$(20,161)
Amortization of premium	682	842

  There were no deferred charges written off in connection with the redemption of the Notes due 2011 as the amounts were recorded at fair value on December 23, 2004 in connection with the merger of AMC Entertainment Inc. and Marquee Inc.

(d) Exhibits.

10.1

Exhibitor Services Agreement, dated February 13, 2007, between National CineMedia, LLC and American Multi-Cinema, Inc. (filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-33296) of National CineMedia, Inc., filed on February 16, 2007, and incorporated herein by reference).

10.2

First Amended and Restated Loews Screen Integration Agreement, dated February 13, 2007, between National CineMedia, LLC and American Multi-Cinema, Inc. (filed as Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-33296) of National CineMedia, Inc., filed on February 16, 2007, and incorporated herein by reference).

*10.3

Third Amended and Restated Limited Liability Company Operating Agreement, dated February 13, 2007, between American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc.

*10.4	Amendment No. 1 to Credit Agreement, dated as of February 14, 2007, between AMC Entertainment Inc., and Citicorp North America, as Administrative Agent.

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007	MARQUEE HOLDINGS INC.

	By:	/s/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Exhibitor Services Agreement, dated February 13, 2007, between National CineMedia, LLC and American Multi-Cinema, Inc. (filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-33296) of National CineMedia, Inc., filed on February 16, 2007, and incorporated herein by reference).

10.2

First Amended and Restated Loews Screen Integration Agreement, dated February 13, 2007, between National CineMedia, LLC and American Multi-Cinema, Inc. (filed as Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-33296) of National CineMedia, Inc., filed on February 16, 2007, and incorporated herein by reference).

*10.3

Third Amended and Restated Limited Liability Company Operating Agreement, dated February 13, 2007, between American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc.

*10.4	Amendment No. 1 to Credit Agreement, dated as of February 14, 2007, between AMC Entertainment Inc., and Citicorp North America, as Administrative Agent.

*	Filed herewith

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